SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 10, 2016

Vertical Computer Systems, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-28685	65-0393635
(Commission File Number)	(I.R.S. Employer Identification No.)

101 West Renner Road, Suite 300 Richardson, Texas	75082
(Address of Principal Executive Offices)	(Zip Code)

(972) 437-5200
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS.

On August 10. 2016, Vertical Computer Systems, Inc., (the “Company”) completed revisions to its website at www.VCSY.com to better disseminate announcements about the Company and its subsidiaries.

The Company will begin to disseminate new announcements about the Company and its subsidiaries through the following channels: the VCSY website at www.VCSY.com, which includes Announcements, Press Releases, and an Investor page which links to SEC Reports and XBRL data), as well as a Twitter feed at https://twitter.com/VCSYInc (or by searching for “@VCSYInc” on Twitter) to comply with Regulation FD (“Regulation Fair Disclosure”) adopted by the Securities and Exchange Commission (“SEC”). The Company intends to use its corporate website and social media to inform the public about products and services, personnel changes, technology achievements of the Company and its subsidiaries as well as to provide notifications when the Company’s files SEC periodic and current reports and issues press releases.

Ploinks™ version 1.7 was released for beta testing on May 31, 2016. Prior to the consumer release of Ploinks™, all facets of the private communication channel will be tested with particular emphasis on achieving scalability and the highest standards of security.

The Company also intends to launch a live test pilot program of Ploinks™ for business use (“Ploinks™ for Business”) on September 15, 2016. The purpose of this pilot program is to ensure all aspects of the application work and perform as intended. Over the next several weeks, the Company plans to identify business clients to participate in this program. We anticipate the pilot program will last 4 to 6 weeks and will include up to 5,000 users. The pilot program will be followed by a full public launch of Ploinks™.

Ploinks™ for Business provides a secure communications channel between users within a business and external third parties such as clients, customers, and vendors. Ploinks™ for Business is designed to allow all users within a business or third party to securely share information using Ploinks™ patented peer-to-peer communications channel. Data is never stored in the cloud or on third party servers. Users of Ploinks™ for Business are in control of their data at all times and their data is secured using Ploinks™ unique multi-level encryption.

Certain matters contained in this 8-K constitute forward-looking statements and are based upon management's expectations and beliefs concerning future events. There can be no assurance that the proposed transaction or these future events will occur as anticipated, if at all, or that actual results will be as expected. Forward-looking statements speak only as of the date they were made, and we undertake no obligation to publicly update them.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vertical Computer Systems, Inc.

(Registrant)

Date: August 10, 2016	By: /s/ Richard Wade
Richard Wade
President/CEO